EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Candie's, Inc.
Valhalla, New York


         We hereby consent to the incorporation by reference in this Registration Statement and Prospectus constituting a part of this Registration Statement of our reports dated April 18, 2003, except for Note 15, which is May 12, 2003, relating to the consolidated financial statements and schedule of Candie's, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2003.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                          /s/ BDO SEIDMAN, LLP
                                                              -----------------
                                                              BDO SEIDMAN, LLP

New York, New York
May  27, 2003